                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                     November 20, 1998 (November 19, 1998)

                       CORRECTIONS CORPORATION OF AMERICA
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             (Exact name of registrant as specified in its charter)

                   TENNESSEE                              1-13560               62-1156308
    --------------------------------------       ------------------------    ----------------
(State or other jurisdiction of incorporation)   (Commission File Number)    (I.R.S. Employer
                                                                            Identification No.)

 10 BURTON HILLS BOULEVARD, NASHVILLE, TENNESSEE     37215
-------------------------------------------------  ----------
    (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (615) 263-3000

                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

     The following information is being furnished in connection with the proposed merger of Corrections Corporation of America ("CCA") and CCA Prison Realty Trust ("Prison Realty") into Prison Realty Corporation ("New Prison Realty").

SETTLEMENT OF PENDING CCA CLASS ACTION LITIGATION

     In July 1998, a consolidated complaint was filed with respect to a group of lawsuits originally filed in April 1998 by certain purported shareholders of CCA in Chancery Court for Davidson County in Nashville, Tennessee. The complaint names CCA and its directors as defendants. The plaintiffs in the action represent a putative class of all public shareholders of CCA common stock.

     The complaint alleged, among other things, that the directors of CCA breached their fiduciary duties to CCA and CCA's public shareholders. The complaint sought, among other things, preliminary and permanent injunctive relief prohibiting completion of the merger as then proposed and directing CCA or its directors to adopt a procedure or process, such as an auction, to obtain the highest possible price for CCA. The complaint also sought unspecified damages and other relief. Plaintiffs also moved to amend their complaint to seek other relief including additional disclosures in the joint proxy statement-prospectus of CCA and Prison Realty furnished to their shareholders in connection with the merger and a prohibition on the accelerated vesting of CCA stock options and deferred stock.

     The plaintiffs in this litigation and CCA have reached an agreement to settle the litigation. The settlement, which is subject to customary conditions, including approval by the Chancery Court, provides as follows:

     - the charter of Prison Management Services, Inc. ("Service Company A") and Juvenile and Jail Facility Management Services, Inc. ("Service Company B") will provide that New Prison Realty's interest in 95% of the earnings of both Service Company A and Service Company B shall not be reduced through the sale of any equity or convertible debt in either Service Company A or Service Company B, absent written agreement by New Prison Realty's Board of Directors (Please see pages 92-93 of the joint proxy statement-prospectus);

     - the percentage fee payable by Correctional Management Services Corporation ("Operating Company") to New Prison Realty under the trade name use agreement will be increased as described below. The trade name use agreement currently provides that Operating Company will pay to New Prison Realty a percentage of Operating Company's revenues subject to a limitation that it not exceed a certain percentage of New Prison Realty's revenues (Please see page 91 of the joint proxy statement-prospectus);

       The following table sets forth applicable percentages as described in the joint proxy statement-prospectus:

                                                                                  LIMITATION ON
                                                             PERCENTAGE OF        PAYMENT AS A
                                                               OPERATING          PERCENTAGE OF
                                                               COMPANY'S           NEW PRISON
                                                               REVENUES             REALTY'S
                                                                PAYABLE             REVENUES
                                                             -------------        -------------
                Years 1-3..................................      2.5%                  2.5%
                Years 4-5..................................      3.0%                 3.25%
                Years 6-10.................................      3.0%                 3.25%

      The following table sets forth the percentages as increased subject to the settlement:

                                                                                      LIMITATION ON
                                                                 PERCENTAGE OF        PAYMENT AS A
                                                                   OPERATING          PERCENTAGE OF
                                                                   COMPANY'S           NEW PRISON
                                                                   REVENUES             REALTY'S
                                                                    PAYABLE             REVENUES
                                                                 -------------        -------------
                Years 1-3......................................      2.75%                2.75%
                Years 4-5......................................      3.25%                 3.5%
                Years 6-10.....................................     3.625%               3.875%

     - in the event of a change in control (as defined) of Operating Company before January 1, 2004, New Prison Realty will have the right to terminate its leases with Operating Company;

     - New Prison Realty will be granted a preemptive right to ensure that New Prison Realty has the opportunity to purchase securities in any offering of Operating Company securities which would otherwise have the effect of reducing New Prison Realty's 9.5% economic interest in Operating Company;

     - as described in the joint proxy statement-prospectus, outstanding CCA stock options will be converted into options to purchase New Prison Realty common stock on the same terms and conditions, including vesting (Please see page 84 of the joint proxy statement-prospectus);

     - as described in the joint proxy statement-prospectus, awards of CCA deferred stock under CCA's Stock Bonus Plan will be converted into awards of New Prison Realty deferred stock on similar vesting terms (Please see page 84 of the joint proxy statement-prospectus); and

     - under the terms of the settlement, the amount of any fee awarded to counsel for the plaintiffs will be decided by the Chancery Court and paid by the defendants.

     The settlement also provides for the following additional disclosure to be disseminated to CCA shareholders.

BACKGROUND OF THE MERGER

     Pages 46 through 49 of the joint proxy statement-prospectus describe the background of the proposed merger. In that section, when references are made to senior management of CCA, the specific persons being referred to include Doctor
R. Crants and Darrell K. Massengale. References to senior management of Prison Realty include D. Robert Crants, III and Michael W. Devlin.

ADDITIONAL INFORMATION REGARDING UPDATED STEPHENS FAIRNESS OPINION

     As stated on page 62 of the joint proxy statement-prospectus, the Stephens opinion is based on market, economic and other conditions as they existed as of the date of such opinion. Due to changes in market and economic conditions, including the volatility in the debt and equity markets, between the date of its original opinion in April and the date of the updated opinion in October, Stephens increased the discount rates used in the Discounted Cash Flow Analysis for CCA to reflect that increased volatility. The discount rates were also increased in the Discounted Cash Flow Analysis for Prison Realty. Increasing the discount rates had the effect of reducing the implied value of CCA and Prison Realty common stock. In addition, Stephens reduced the funds from operations ("FFO") multiples used to calculate terminal values to reflect the lower comparable FFO multiples in the market for publicly traded real estate investment trusts as of the date of the updated opinion. Reducing the FFO multiple had the effect of reducing the implied value of Prison Realty common stock. This disclosure explains the reasons for and effects of the changes in assumptions on this analysis between the date of the original and updated opinions but there are not any changes to the conclusions stated in the joint proxy statement-prospectus.

METHOD OF CALCULATION OF CERTAIN PRO FORMA FINANCIAL INFORMATION

     The joint proxy statement-prospectus contains pro forma financial statements for New Prison Realty. With respect to the pro forma statement of operations for New Prison Realty, presented on pages 147 and 154 of the joint proxy statement-prospectus, there is a sum of CCA pro forma adjustments which are required to compute the New Prison Realty adjusted pro forma results. Pages 149 and 156 of the joint proxy statement-prospectus set forth the computation of the pro forma statement of operations adjustments for CCA. One of those series of adjustments relates to the revenues and expenses of Operating Company. Immediately prior to the merger, CCA will sell to Operating Company certain management contracts related to Prison Realty-owned prison facilities and certain other net assets in exchange for an installment note in the principal amount of $137.0 million and 9.5% of the capital stock of Operating Company. The adjustments relating to Operating Company remove the historical results of operations related to the management contracts to be sold to Operating Company as if the merger and sale had occurred as of the beginning of the pro forma period. This disclosure specifically sets forth the method of calculating certain pro forma information. No change has been made to the calculation set forth in the joint proxy statement-prospectus.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CORRECTIONS CORPORATION OF AMERICA

                                          By: /s/ Darrell K. Massengale

                                          --------------------------------------
                                          Name: Darrell K. Massengale
                                          Title: Chief Financial Officer and
                                          Secretary

Date: November 20, 1998